EXHIBIT 99.1

Senomyx Announces Two-Year Discovery and Development
Collaboration with Cadbury Schweppes

LA JOLLA, CA, July 18, 2005 – Senomyx, Inc. (NASDAQ: SNMX) announced today an exclusive two-year collaborative research and license agreement with Cadbury Adams USA LLC, a Cadbury Schweppes company, for the discovery and commercialization of new flavor ingredients in the gum confectionary area. Under the terms of the new agreement, Cadbury Schweppes has agreed to pay Senomyx research funding and specified payments upon the achievement of milestones during the collaborative period. Upon commercialization, Senomyx will receive royalty payments based on sales of products using the new flavor ingredients.

“We are pleased to establish a collaboration with Cadbury Schweppes, a global leader in the confectionary market. We believe this new agreement provides further validation of our discovery and development technology and the commercial potential of our programs,” stated Kent Snyder, President and Chief Executive Officer of Senomyx.

David Macnair, Cadbury Schweppes’ Chief Science and Technology Officer, stated, “We know our consumers like to try new flavors and have new flavor experiences.  Our partnership with Senomyx will help us continue to deliver those exciting new experiences, as together we’re going to create some fantastic tasting gums.”

About Senomyx, Inc. (www.senomyx.com)

Senomyx is a biotechnology company using proprietary technologies to discover and develop novel flavors, flavor enhancers and taste modulators for the packaged food and beverage industry. Senomyx’s current programs focus on the development of flavors, flavor enhancers and taste modulators in the savory, sweet, salt and bitter taste areas. Senomyx has entered into product discovery and development collaborations with five of the world’s leading packaged food and beverage companies.

About Cadbury Schweppes

Cadbury Schweppes is a major international company that manufactures, markets and sells confectionery and beverage treats and refreshments.

With origins stretching back over 200 years, Cadbury Schweppes’ brands are enjoyed today in almost every nation in the world. They include regional and local favorites such as Cadbury, Trident, Dr Pepper, Halls, Schweppes, Dentyne, Bassett’s, Snapple, Orangina, Bubblicious, Trebor and 7 UP.

The company employs over 50,000 people and has manufacturing operations in more than 35 countries. It is the world’s only confectionery company with a strong position in chocolate, sugar and gum. It is the world’s third largest soft drinks company.

Forward-Looking Statements

Statements included in this press release that are not a description of fact are forward-looking statements, including, but not limited to, statements regarding potential payments under our collaboration with Cadbury Schweppes, plans for our taste receptor research, commercial potential, future products or additional collaborations. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans, projections or future financial, scientific or business objectives will be achieved.  Our actual results may differ materially from any projected future results set forth in this release as a result of the risks and uncertainties inherent in our business including, without limitation, difficulties or delays in developing, testing, obtaining regulatory approval, producing and marketing our flavors, flavor enhancers, taste modulators and related technologies; whether we will be able to enter into additional collaborations; our ability to collect royalties or milestone payments under our collaborations; the progress and timing of our scientific programs; changes in the laws or regulations of the United States and other countries that could adversely affect our and our collaborators’ ability to develop and commercialize our products; whether any of our collaborations will result in the discovery and development of novel flavors, flavor enhancers or taste modulators or otherwise enhance our market position; our ability to protect our intellectual property and proprietary technology and to maintain and enforce our licensing arrangements with various third party licensors;  our ability to define the scope and validity of patent protection for our products and technologies; competition from other companies and flavor manufacturers and other risks detailed in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 and our Quarterly Report on Form 10-Q for the period ended March 31, 2005. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Contacts:
Financial	Investor Relations
John Poyhonen	Susan Neath
Vice President, Chief Financial and Business Officer	Atkins + Associates
Senomyx, Inc.	858-527-3486
858-646-8302	sneath@irpr.com
john.poyhonen@senomyx.com